QEP MIDSTREAM PARTNERS REPORTS ESTIMATED FOURTH QUARTER 2013 FINANCIAL AND OPERATING RESULTS

DENVER - February 25, 2014// QEP Midstream Partners, LP (NYSE: QEPM) ("QEPM" or the "Partnership") today reported estimated financial and operating results for the fourth quarter and for the period following the closing of the initial public offering ("IPO") on August 14, 2013, through December 31, 2013 (the "Post-IPO Period"). The Partnership reported fourth quarter 2013 net income of $12.6 million, or $0.23 per limited partner unit (on a diluted basis), fourth quarter 2013 Adjusted EBITDA (a non-GAAP measure) of $20.2 million, and fourth quarter 2013 distributable cash flow ("DCF", a non-GAAP measure) of $17.1 million, which represents 120% coverage of the fourth quarter distribution. The Partnership reported Post-IPO Period net income of $19.1 million, or $0.35 per limited partner unit (on a diluted basis) and Adjusted EBITDA (a non-GAAP measure) of $30.7 million.
The Partnership paid a quarterly distribution of $0.26 per unit for the fourth quarter on February 14, 2014, to unitholders of record at the close of business on February 4, 2014. The distribution represents an increase of $0.01 per common unit, or 4%, over the third quarter 2013 distribution (pro rata).
Please see the definitions of non-GAAP measures and the reconciliation to the most comparable measures calculated in accordance with GAAP in the "Non-GAAP Financial Measures" section of this press release.
Post-IPO Period Highlights

•	Completed the IPO on August 14, 2013

•	Generated $30.7 million of Adjusted EBITDA and $26.7 million of distributable cash flow

•	Announced a fourth quarter cash distribution of $0.26 per unit

•	Established strong balance sheet and liquidity to support future growth
"The strong financial and operating results in the fourth quarter are a continuation of the consistent and profitable growth that these assets and our operating teams have been delivering for years," commented Chuck Stanley, President, Chairman and Chief Executive Officer. "The Partnership delivered strong financial results in the quarter and we are excited about opportunities for future growth. Our quarterly distribution of $0.26 per unit marks a four percent increase from our minimum quarterly distribution. Our guidance for 2014 implies continued growth in our business and distributable cash flow and we expect that our strong financial position will enable continued growth in the years to come," concluded Stanley.

Operating Results

Results of operations during the fourth quarter 2013 were largely in line with company expectations. Compared to the results for the fourth quarter 2012 for the Partnership’s Predecessor (see discussion below regarding Predecessor Financial Information), gathering and transportation revenue and gathering expense decreased. This is due to the lack of comparability of the results of the Predecessor, which include results for assets that were not assigned to the Partnership but were, instead, retained by the Predecessor.

Compared to the fourth quarter 2012, on a pro forma basis, gathering and transportation revenue increased by approximately $0.2 million, primarily driven by an increase in gathering revenue due to an increase in volumes on the Green River Gathering System. Gathering expense increased $0.9 million from the fourth quarter 2012 as a result of increased labor and benefits costs associated with the contributed properties.

Balance Sheet

As of December 31, 2013, the Partnership had $19.0 million of cash and cash equivalents and its $500.0 million revolving credit facility was undrawn.

Capital Expenditures

Capital expenditures totaled $20.0 million for the Partnership during the Post-IPO Period, which includes expansion capital of $6.9 million and maintenance capital of $13.1 million. Maintenance capital expenditures of $13.1 million include $9.6 million related to a condensate pipeline repair and replacement project that was completed in the fourth quarter 2013. The Partnership was reimbursed by QEP Resources, Inc. for these costs pursuant to an indemnification provision in the Omnibus Agreement executed in connection with the closing of the IPO. The remaining maintenance capital expenditures of $3.5 million related to compressor overhauls and line looping projects intended to improve efficiency and increase flexibility on the Vermillion and Green River gathering systems. Expansion capital expenditures of $6.9 million related primarily to a compressor replacement project on the Vermillion Gathering System.

2014 Guidance

For 2014 the Partnership's forecasts distributable cash flow in a range of $65 million to $70 million, Adjusted EBITDA of $78 million to $83 million, capital expenditures of $18 million to $20 million, including approximately $8 million of expansion capital expenditures related to expansion of the Vermillion Gathering System.

Predecessor Financial Information

Certain information in this release includes periods prior to the completion of the IPO and prior to the effective dates of certain agreements between the Partnership and QEPR.  Consequently, the financial statements contained in this release include periods that pertain to QEP Midstream Partners, LP Predecessor, the Partnership’s predecessor for accounting purposes (the Predecessor). Because the results of the Predecessor include results for both the properties conveyed to the Partnership in connection with the IPO and properties retained by the Predecessor, the Partnership does not consider the results of the Predecessor to be indicative of the Partnership’s future results.  The Partnership has included in this release Supplemental Pro Forma Disclosures, which provide historical financial data limited to only the properties conveyed to the Partnership in connection with the IPO.

Estimates of key financial and operating data follow.

Fourth Quarter 2013 Results Conference Call

QEPM's management will discuss fourth quarter 2013 results in a conference call on Wednesday, February 26, 2014, beginning at 11:00 a.m. EST. The conference call can be accessed at www.qepm.com. You may also participate in the conference call by dialing (877) 407-4019 domestically or (201) 689-8337 internationally. Attendees should log in to the webcast or dial in approximately 15 minutes prior to the call’s start time. A replay of the conference call will be available on the website and a telephone audio replay will be available from February 26, 2014 to March 26, 2014, by calling (877) 660-6853 domestically or (201) 612-7415 internationally and then entering conference ID # 13574900.
About QEP Midstream Partners, LP

QEP Midstream Partners, LP is a master limited partnership formed by QEP Resources, Inc. (NYSE: QEP) to own, operate, acquire and develop midstream assets. The Partnership provides midstream gathering services to QEP and third-party companies in the Green River, Uinta and Williston basins.

Forward-Looking Statements

Disclosures in this press release contain certain forward-looking statements within the meaning of the federal securities laws. Statements that do not relate strictly to historical or current facts are forward-looking. These statements contain words such as "possible," "if," "will" and "expect" and involve risks and uncertainties including, among others, that our business plans may change as circumstances warrant. Such forward-looking statements include statements regarding: future growth; financial position; pro forma disclosures; financial data for the Predecessor; reimbursement of expenses related to condensate pipeline repair and replacement; ability of compressor overhaul and line looping projects to improve efficiency and increase flexibility of QEPM’s gathering systems; and forecasted distributable cash flow, Adjusted EBITDA, capital expenditures and cash interest expense for the twelve months ending December 31, 2014. Factors that could cause QEPM’s actual results to differ materially from the results contemplated by such forward-looking statements include: changes in general economic conditions; competitive conditions in QEPM’s industry; actions taken by third-party operators, processors and transporters; changes in the demand for oil and natural gas storage and transportation services; QEPM’s ability to successfully implement its business plan; QEPM’s ability to complete internal growth projects on time and on budget; the price and availability of debt and equity financing; operating risks and hazards incidental to transporting, storing and processing oil and natural gas, as applicable; natural disasters, weather-related delays and casualty losses; the outcome of litigation; changes in interest rates; and other factors discussed in the “Risk Factors” section of QEPM’s Prospectus, dated August 8, 2013, filed with the Securities and Exchange Commission on August 9, 2013. Investors should not place undue reliance on forward-looking statements as a prediction of actual results. QEPM undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or of which QEPM becomes aware, after the date hereof.

Contact

Investors:
Greg Bensen
Director, Investor Relations
303-405-6665

Media:
Brent Rockwood
Director, Communications
303-672-6999

QEP MIDSTREAM PARTNERS, LP
CONSOLIDATED STATEMENTS OF INCOME

			Year Ended
			December 31, 2013
	Three Months Ended December 31, 2013	Three Months Ended December 31, 2012	Period From August 14, 2013, through December 31, 2013	Period From January 1, 2013, through August 13, 2013	Year Ended December 31, 2012
	Successor	Predecessor	Successor	Predecessor	Predecessor
	(in millions, except per unit information)
Revenues
Gathering and transportation	$29.9	$37.9	$46.1	$92.9	$151.3
Condensate sales	1.8	1.9	2.0	7.4	10.9
Total revenues	31.7	39.8	48.1	100.3	162.2
Operating expenses
Gathering	6.7	8.3	9.8	19.7	29.9
General and administrative	4.0	4.4	5.5	13.6	17.0
Taxes other than income taxes	0.5	0.7	0.8	1.3	3.1
Depreciation and amortization	7.6	10.0	11.7	25.0	39.8
Total operating expenses	18.8	23.4	27.8	59.6	89.8
Net loss from property sales	—	—	—	(0.5)	—
Operating income	12.9	16.4	20.3	40.2	72.4
Other income	—	0.1	—	—	0.1
Income from unconsolidated affiliates	1.2	1.7	1.2	3.8	7.2
Interest expense	(0.6)	(3.3)	(0.9)	(2.6)	(8.7)
Net income	13.5	14.9	20.6	41.4	71.0
Net income attributable to noncontrolling interest	(0.9)	(1.0)	(1.5)	(2.5)	(3.7)
Net income attributable to QEP Midstream or Predecessor	$12.6	$13.9	$19.1	$38.9	$67.3

Net income attributable to QEP Midstream per limited partner unit (basic and diluted):
Common units	$0.23		$0.35
Subordinated units	$0.23		$0.35

Weighted-average limited partner units outstanding (basic and diluted):
Common units	26.7		26.7
Subordinated units	26.7		26.7

QEP MIDSTREAM PARTNERS, LP
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Period From August 14, 2013, through December 31, 2013	Period From January 1, 2013, through August 13, 2013	Year Ended December 31, 2012
	Successor	Predecessor	Predecessor
	(in millions)
OPERATING ACTIVITIES
Net income	$20.6	$41.4	$71.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11.7	25.0	39.8
Unit-based compensation expense	0.5	—	—
Income from unconsolidated affiliates	(1.2)	(3.8)	(7.2)
Distributions from unconsolidated affiliates	1.3	4.9	7.8
Amortization of debt issuance costs	0.2	—	—
Net loss from asset sales	—	0.5	—
Changes in operating assets and liabilities	(1.5)	22.9	(4.4)
Net cash provided by operating activities	$31.6	$90.9	$107.0
INVESTING ACTIVITIES
Property, plant and equipment	$(14.2)	$(9.1)	$(43.7)
Proceeds from sale of assets	0.5	0.6	0.3
Other	—	—	—
Net cash used in investing activities	$(13.7)	$(8.5)	$(43.4)
FINANCING ACTIVITIES
Repayments of long-term debt (to related party)	$(95.5)	$(66.4)	$(43.6)
Long-term debt issuance costs	(3.2)	—	—
Net proceeds from initial public offering	449.6	—	—
Proceeds from initial public offering distributed to parent	(351.1)	—	—
Contributions from (distributions to) parent, net	9.6	(12.2)	(14.5)
Distribution to unitholders	(7.1)	—	—
Distribution to noncontrolling interest	(2.3)	(4.1)	(6.6)
Net cash provided by (used in) financing activities	$—	$(82.7)	$(64.7)
Change in cash and cash equivalents	$17.9	$(0.3)	$(1.1)
Beginning cash and cash equivalents	1.1	1.4	2.5
Ending cash and cash equivalents	$19.0	$1.1	$1.4

Supplemental Disclosures:
Non-cash investing activities
Change in capital expenditure accrual balance	$5.8	$(1.6)	$(1.3)

Supplemental Pro Forma Disclosures
Certain information contained in this release relates to periods that ended prior to the completion of the IPO and prior to the effective dates of certain agreements between the Partnership and QEP Resources, Inc. Consequently, the historical financial results include combined results for both the properties conveyed to the Partnership in connection with the IPO and properties retained by the Predecessor. The following information is for informational purposes only and was derived from the Predecessor financial information by removing the results of the assets retained by the Predecessor (consisting of the Uinta Basin Gathering System and general support equipment). QEPM believes that historical data limited to only the properties conveyed to the Partnership in connection with the IPO is relevant and meaningful, enhances the discussion of periods presented and is useful to the reader to better understand trends in QEPM's operations. The following information is for informational purposes only and was derived from the Predecessor financial information by removing the results of the assets retained by the Predecessor (consisting of the Uinta Basin Gathering System and general support equipment). Management does not believe that the financial data is necessarily indicative of the financial data reported by the Partnership for periods subsequent to the IPO, future results of QEPM, or other transactions that resulted in the capitalization and start-up of the QEPM.

QEP Midstream Partners, LP
Pro Forma Financial Data

	Three Months Ended December 31,			Year Ended December 31,		Change
	2013	2012	2013 vs. 2012	2013	2012	2013 vs. 2012
	(in millions, except operating, per unit amounts and percentages)
Revenues
Gathering and transportation	$29.9	$29.7	$0.2	$119.0	$119.0	$—
Condensate sales	1.8	1.7	0.1	7.6	8.5	(0.9)
Total revenues	$31.7	$31.4	$0.3	$126.6	$127.5	$(0.9)
Operating expenses
Gathering expenses	$6.7	$5.8	$0.9	$24.0	$21.1	$2.9

Operating Statistics
Natural gas throughput in millions of MMBtu
Gathering and transportation	74.3	74.7	(0.4)	300.2	309.2	(9.0)
Equity interest (1)	6.4	8.1	(1.7)	19.5	25.7	(6.2)
Total natural gas throughput	80.7	82.8	(2.1)	319.7	334.9	(15.2)
Throughput attributable to noncontrolling interests (2)	(2.8)	(2.0)	(0.8)	(10.3)	(12.1)	1.8
Total throughput attributable to QEP Midstream or Predecessor	77.9	80.8	(2.9)	309.4	322.8	(13.4)
Crude oil and condensate gathering system throughput volumes (in MBbls)	1,073.0	1,166.4	(93.4)	4,986.3	5,297.4	(311.1)
Water gathering volumes (in MBbls)	1,227.0	1,069.9	157.1	4,215.6	3,998.4	217.2
Condensate sales volumes (in MBbls)	21.2	21.2	—	92.2	98.8	(6.6)
Price
Average gas gathering and transportation fee (per MMBtu)	$0.34	$0.33	$0.01	$0.33	$0.32	$0.01
Average oil and condensate gathering fee (per barrel)	2.47	2.37	0.10	2.49	2.31	0.18
Average water gathering fee (per barrel)	1.85	1.86	(0.01)	1.83	1.84	(0.01)
Average condensate sale price (per barrel)	85.25	84.53	0.72	78.30	86.43	(8.13)

(1)	Includes QEPM's 50% share of gross volumes from Three Rivers Gathering, L.L.C.

(2)	Includes the 22% noncontrolling interest in Rendezvous Gas Services, L.L.C.

Non-GAAP Financial Measures
This press release and the accompanying tables include financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”), as well as non-GAAP financial measures, including Adjusted EBITDA and distributable cash flow. Management believes that the presentation of Adjusted EBITDA and distributable cash flow provides information useful to investors in assessing QEPM's financial condition and results of operations. Management defines Adjusted EBITDA as net income attributable to the Partnership or Predecessor before depreciation and amortization, interest and other income, interest expense, gains and losses from asset sales and deferred revenue associated with minimum volume commitment payments. We define distributable cash flow as Adjusted EBITDA less net cash interest paid, maintenance capital expenditures (net of reimbursements) and cash adjustments related to equity method investments and non-controlling interests, and other non-cash expenses. Distributable cash flow does not reflect changes in working capital balances.
The GAAP measures most directly comparable to Adjusted EBITDA and distributable cash flow are net income and cash flow from operating activities attributable to the Partnership or Predecessor. The tables below include reconciliations of these non-GAAP financial measures to the nearest GAAP financial measures.

			Year Ended
			December 31, 2013
	Three Months Ended December 31, 2013	Three Months Ended December 31, 2012	Period From August 14, 2013, through December 31, 2013	Period From January 1, 2013, through August 13, 2013	Year Ended December 31, 2012
	Successor	Predecessor	Successor	Predecessor	Predecessor
	(in millions)
Reconciliation of Net Income Attributable to QEP Midstream or Predecessor to Adjusted EBITDA and Distributable Cash Flows
Net income attributable to QEP Midstream or Predecessor	$12.6	$13.9	$19.1	$38.9	$67.3
Interest expense, net of other income	0.6	3.2	0.9	2.6	8.6
Depreciation and amortization	7.6	10.0	11.7	25.0	39.8
Noncontrolling interest share of depreciation and amortization(1)	(0.6)	(0.6)	(1.0)	(1.6)	(2.7)
Net loss from asset sales	—	—	—	0.5	—
Adjusted EBITDA	$20.2	$26.5	$30.7	$65.4	$113.0
Cash interest paid	(0.5)		(0.7)
Maintenance capital expenditures	(8.8)		(13.1)
Reimbursements for maintenance capital expenditures	6.6		9.6
Cash adjustments for non-controlling interest and equity method investments	(0.6)		—
Non-cash long-term compensation expense	0.2		0.2
Distributable Cash Flow	$17.1		$26.7

	Year Ended
	December 31, 2013
	Period From August 14, 2013, through December 31, 2013	Period From January 1, 2013, through August 13, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011
	Successor	Predecessor	Predecessor	Predecessor
	(in millions)
Reconciliation of Net Cash Flows Provided by Operating Activities to Adjusted EBITDA and Distributable Cash Flow
Net cash provided by operating activities	$31.6	$90.9	$107.0	$97.5
Noncontrolling interest share of depreciation and amortization(1)	(1.0)	(1.6)	(2.7)	(2.7)
Income from unconsolidated affiliates, net of distributions from unconsolidated affiliates	(0.1)	(1.1)	(0.6)	(3.3)
Net income attributable to noncontrolling interest	(1.5)	(2.5)	(3.7)	(3.2)
Interest expense	0.9	2.6	8.6	12.7
Working capital changes	1.5	(22.9)	4.4	7.6
Amortization of deferred financing charges	(0.2)	—	—	—
Unit-based compensation expense	(0.5)	—	—	—
Adjusted EBITDA	$30.7	$65.4	$113.0	$108.6
Cash interest paid	(0.7)
Maintenance capital expenditures	(13.1)
Reimbursements for maintenance capital expenditures	9.6
Non-cash long-term compensation expense	0.2
Distributable Cash Flow	$26.7

(1)	Represents the noncontrolling interest's 22% share of depreciation and amortization attributable to Rendezvous Gas Services, L.L.C.